EXHIBIT 3.1

                  RESTATED AND AMENDED CHARTER
                              OF
                     LOWE'S COMPANIES, INC.


     The undersigned Corporation, pursuant to action by its shareholders, hereby executes this Restated and Amended Charter for the purpose of integrating into one document its original articles of incorporation and all amendments thereto:

     1.   Name.  The name of the Corporation is Lowe's Companies,
Inc.

     2. Duration. The period of duration of the Corporation is perpetual.

     3. Purpose. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of North Carolina.

     4. Authorized Stock. The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock of a par value of $5 per share and 120,000,000 shares of Common Stock of a par value of $.50 per share.

     Preferred Stock. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into series and, within the following limitations, to fix and determine the relative rights and preferences as between series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (1)  The rate of dividend;

          (2) The price at and the terms and conditions on which shares may be redeemed;

          (3) The amount payable upon shares in event of involuntary liquidation;

          (4) The amount payable upon shares in event of voluntary liquidation;

          (5) Sinking fund provisions for the redemption or purchase of shares;

          (6) The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

          (7) The terms and conditions on which shares may be voted in the election of Directors or otherwise, either as a class or together with other voting securities.

     Prior to the issuance of any shares of a series of Preferred Stock the Board of Directors shall establish such series by adopting a resolution setting forth the designation of the series and the preferences, limitations and relative rights thereof to the extent that variations are permitted by the provisions hereof.

     All series of Preferred Stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the Corporation fixed for each such series; but all shares of Preferred Stock shall be preferred over Common Stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Corporation. All shares of any one series shall be identical.

     Common Stock. The holders of Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of Directors and for all other purposes without limitation except only (i) as otherwise provided in the resolutions establishing and designating a particular series of Preferred Stock and (ii) as otherwise expressly provided by the then existing statutes of the State of North Carolina. The holders of Common Stock shall have one vote for each share of Common Stock held by them.

     Subject to the provisions of resolutions establishing and designating series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the Corporation.

     5. Stated Capital. The stated capital of the Corporation is $18,550,694 as of April 4, 1986, being the date that the Board of Directors adopted a resolution setting forth this Restated and Amended Charter for submission to the shareholders for approval.

     6. Shareholders' Preemptive Right. No holder of stock of the Corporation shall have any preemptive right to subscribe for or purchase any additional or increased stock of the Corporation of any class, whether now or hereafter authorized, including treasury stock, or obligations convertible into any class of stock, or stock of any class convertible into stock of any other class, or obligations, stock or other securities carrying warrants or rights to subscribe to stock of the Corporation of any class, whether now or hereafter authorized, but any and all shares of stock, bonds, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants entitling the holders thereof to subscribe to stock, may be issued, sold or disposed of from time to time by authority of the Board of Directors to such persons, firms, corporations or employee stock ownership plans and for such consideration, as far as it may be permitted by law, as the Board of Directors shall from time to time determine.

     7. Registered Office. The address of the registered office of the Corporation in the State of North Carolina is Elkin Highway, Wilkes County, North Wilkesboro, North Carolina 28659; and the name of its registered agent at such address is L. G. Herring.

     8. Incorporators. The names and addresses of the original incorporators of the Corporation are as follows:

                  NAME                    ADDRESS

               H. C. Buchan, Jr.          North Wilkesboro, N.C.

               Ruth Lowe Buchan           North Wilkesboro, N.C.

               Hal E. Church              North Wilkesboro, N.C.

     9.   Board of Directors.

          (a) Number, Election & Term of Directors. The number of Directors shall be set forth in the Bylaws, but in the absence of such a provision in the Bylaws, the number of Directors of the Corporation shall be nine, provided that the number of Directors set forth in the Bylaws cannot be increased by more than two during any 12 month period except by the affirmative vote of the holders of at least 70% of the outstanding Voting Shares. Commencing with the 1986 Annual Meeting of Shareholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible.
At the 1986 Annual Meeting of Shareholders, Directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1987 Annual Meeting of Shareholders; Directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1988 Annual Meeting of Shareholders; and Directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1989 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after 1986, the successors to the class of Directors whose term shall then expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of Directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

          (b)  Newly-Created Directorships and Vacancies.
Subject to the rights of the holders of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          (c) Removal of Directors. Subject to the rights of the holders of Preferred Stock then outstanding, any Director may be removed, with or without cause, only by the affirmative vote of the holders of at least 70% of the outstanding Voting Shares.

          (d) Amendment or Repeal. The provisions of this Article shall not be amended or repealed, nor shall any provision of this Charter be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of either:

               (i)  the holders of at least 70% of the
          outstanding Voting Shares; or

               (ii) a majority of those Directors who are Disinterested Directors and the holders of the requisite number of shares specified under applicable
          North Carolina law for the amendment of the charter of a North Carolina corporation.

          (e)  Certain Definitions.  For purposes of this
Article:

               (i) "Disinterested Director" means any member of the Board of Directors who:

                    (A) was elected to the Board of Directors at the 1986 Annual Meeting of Shareholders; or

                    (B)  was recommended for election by a
               majority of the Disinterested Directors then on the Board, or was elected by the Board to fill a vacancy and received the affirmative vote of a majority of the Disinterested Directors then on the Board.

               (ii) "Voting Shares" shall mean the outstanding shares of all classes or series of the Corporation's stock entitled to vote generally in the election of Directors.

     10.  (a)  Vote Required for Certain Business Combinations.

               (i)  Higher Vote for Certain Business
          Combinations. In addition to any affirmative vote required by law or this Charter, and except as otherwise expressly provided in Section (b) of this
          Article:

                    (A)  any merger or consolidation of the
               Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other Corporation which immediately before such merger or consolidation is an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder; or

                    (B)  any statutory share exchange in which
               any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder acquires the issued and outstanding shares of any class of

               Capital Stock of the Corporation or a Subsidiary;
               or

                    (C)  any sale, lease, exchange, mortgage,
               pledge, transfer or other disposition (in one transaction or a series of transactions during any 12 month period) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) in excess of 5% of the Corporation's consolidated assets as of the date of the most recently available financial statements; or any guaranty by the Corporation or any Subsidiary (in one transaction or a series of transactions during any 12 month period) of indebtedness of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in excess of 5% of the Corporation's consolidated assets as of the date of the most recently available financial statements; or any transaction or series of transactions involving in excess of 5% of the Corporation's consolidated assets as of the date of the most recently available financial statements to which the Corporation or any Subsidiary and any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder is a party; or

                    (D)  the sale or other disposition by the
               Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder (in one transaction or a series of transactions during any 12 month period) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value in excess of 5% of the aggregate Fair Market Value of all outstanding Voting Shares of the Corporation as of the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") except pursuant to a share dividend or the exercise of rights or warrants distributed or offered on a basis affording substantially proportionate treatment to all holders of the same class or series; or

                    (E) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested
               Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                    (F)  any reclassification of securities
               (including any reverse stock split), or
               recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly (in one transaction or a series of transactions during any 12 month period), of increasing by more than 5% the percentage of any class of securities of the Corporation or any Subsidiary directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

          shall require the affirmative vote of the holders of at least 70% of the outstanding Voting Shares. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

               (ii) Definition of "Business Combination." The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of clauses (A) through (F) of paragraph (i) of this Section (a).

          (b) When Higher Vote is Not Required for Certain Business Combination. The provisions of Section (a) of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such approval as is required by law and any other provision of these Articles of Incorporation, if consideration will be paid to the holders of each class or series of Voting Shares and all of the conditions specified in either of the following paragraphs (i) or (ii) are met.

               (i)  Approval by Disinterested Directors.  The
          Business Combination shall have been approved by a majority of those persons who are Disinterested
          Directors (as hereinafter defined).

               (ii) Price and Procedure Requirements.

                    (A) The aggregate amount of the cash and the Fair Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of each class or series of Voting Shares in such Business Combination shall be at least equal to the highest of the following (taking into account all stock dividends and stock splits):

                         (I)   (If applicable) the highest per
                    share price (including any brokerage
                    commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series acquired by it (1) within the two year period (the "Preannouncement Period") ending at 11:59 p.m., Eastern time, on the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested

                    Stockholder, whichever is higher;

                         (II)  the Fair Market Value per share of
                    such class or series on the Determination
                    Date or on the day after the Announcement
                    Date, whichever is higher;

                         (III) (if applicable) the price per
                    share equal to the Fair Market Value per share of such class or series determined pursuant to paragraph (ii)(A)(II) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series acquired by it within the Preannouncement Period, to (2) the Fair Market Value per share of such class or series on the first day during the Preannouncement Period upon which the Interested Stockholder acquired any shares of such class or series; and

                         (IV)  (if applicable), the highest
                    preferential amount, if any, per share to which the holders of such class or series are entitled in the event of any voluntary or involuntary dissolution of the Corporation.

                    (B)  The consideration to be received by the
               holder of outstanding shares in such Business Combination shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of the same class or series. If the Interested Stockholder has paid for shares with varying forms of consideration, the form of consideration shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by the Interested Stockholder.

                    (C)  During such portion of the three year
               period preceding the Announcement Date that such Interested Stockholder has been an Interested Stockholder, except as approved by a majority of the Disinterested Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding shares of the Corporation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of Voting Shares, (except as necessary to reflect any subdivision of the class or series) and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the class or series; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional Voting Shares except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                    (D)  During such portion of the three year
               period preceding the Announcement Date that such Interested Stockholder has been an Interested Stockholder, except as approved by a majority of the Disinterested Directors, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (E)  Except as otherwise approved by a
               majority of the Disinterested Directors, a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          (c)  Certain Definitions.

          For the purposes of this Article:

               (i) A "person" shall mean any individual, firm, corporation, partnership, joint venture, or other entity.

               (ii) "Interested Stockholder" shall mean any person who or which is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, the term Interested Stockholder shall not include the Corporation, any Subsidiary, or any savings, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any fiduciary with respect to any such plan when acting in such capacity.

          For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Shares deemed to be outstanding shall include shares deemed owned through application of paragraph (iii) of this Section
     (c) but shall not include any other Voting Shares that may be issuable pursuant to any contract, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

               (iii) A person shall be a "beneficial owner" of any Voting Shares as to which such person and any of such person's Affiliates or Associates, individually or in the aggregate, have or share directly, or indirectly through any contract, arrangement, understanding, relationship, or otherwise:

                    (A)  voting power, which includes the power
               to vote, or to direct the voting of the Voting
               Shares;

                    (B)  investment power, which includes the
               power to dispose or to direct the disposition of the Voting Shares;

                    (C)  economic benefit, which includes the
               right to receive or control the disposition of income or liquidation proceeds from the Voting
               Shares; or

                    (D)  the right to acquire voting power,
               investment power or economic benefit (whether such right is exercisable immediately or only after the passage of time) pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

          provided, that in no case shall a Director of the Corporation be deemed to be the beneficial owner of Voting Shares beneficially owned by another Director of the Corporation solely by reason of actions undertaken by such persons in their capacity as Directors of the Corporation,

               (iv) "Affiliate" means a person that directly, or in directly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

               (v)   "Associate" means as to any specified
          person:

                    (A)  any entity (other than the Corporation
               and its Subsidiaries) of which such person is an Officer, Director or partner or is, directly or indirectly, the beneficial owner of 10% or more of the Voting Shares;

                    (B)  any trust or other estate in which such
               person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; or

                    (C)  any relative or spouse of such person,
               or any relative of such spouse, who has the same home as such person or who is an Officer or Director of the Corporation or any of its

               (vi) As to any Corporation, "Subsidiary" means any other Corporation of which it owns directly or indirectly a majority of the Voting Shares.

               (vii) "Disinterested Director" means any member of the Board of Directors who:

                    (A) was elected to the Board of Directors of the Corporation at the 1986 Annual Meeting of Shareholders; or

                    (B)  was recommended for election by a
               majority of the Disinterested Directors then on the Board, or was elected by the Board to fill a vacancy and received the affirmative vote of a majority of the Disinterested Directors then on the Board.

               (viii) "Fair Market Value" means:

                    (A) in the case of stock the highest closing sale price during the 30 day period ending at 11:59 p.m., Eastern time, on the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 day period ending at 11:59 p.m., Eastern time, on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors; and

                    (B)  in the case of property other than cash
               or stock, the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors.

               (ix) "Voting Shares" shall mean the outstanding shares of all classes or series of the Corporation's stock entitled to vote generally in the election of Directors.

               (x) "Control" shall mean the possession, directly or indirectly, through the ownership of voting securities, by contract, arrangement, understanding, relationship or otherwise, of the power to direct or cause the direction of the management and policies of the person. The beneficial ownership of 20% or more of the Corporation's Voting Shares shall be deemed to constitute control.

          (d)  Certain Determinations.

               Directors who are Disinterested Directors of the Corporation shall have the power and duty to determine for the purpose of this Article, on the basis of information known to them after reasonable inquiry, (i) whether a particular person is an Interested Stockholder, (ii) the number of Voting Shares beneficially owned by such person, (iii) whether any person is an Affiliate or Associate of such person, and
          (iv) whether the assets that are the subject of any Business Combination involving such person have an aggregate Fair Market Value in excess of 5% of the Corporation's consolidated assets as of the date of the most recently available financial statement, or the securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination involving such person have an aggregate Fair Market Value in excess of 5% of the aggregate Fair Market Value of all outstanding Voting Shares of the Corporation as of the Determination Date.

          (e)  No Effect on Certain Obligations.

               Nothing contained in this Article shall be construed to relieve any Interested Stockholder or any Director of the Corporation from any obligation imposed by law.

          (f)  Amendment or Repeal.

               The provisions of this Article shall not be amended or repealed, nor shall any provision of these Articles of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of either:

                    (i)   the holders of at least 70% of the
               outstanding Voting Shares; or

                    (ii)  a majority of those Directors who are
               Disinterested Directors and the holders of the requisite number of shares specified under applicable North Carolina law for the amendment of the charter of a North Carolina corporation.

     11. This Restated and Amended Charter was adopted by the shareholders of the Corporation on the 16th day of June, 1986, in the manner prescribed by law for adopting a charter amendment; and it integrates the original Articles of Incorporation and all amendments thereto.

     12. The number of shares of Common Stock (the only class of stock outstanding) of the Corporation outstanding at the time shareholders voted was 39,618,225; and the number of shares of Common Stock entitled to vote was 37,106,438.

     13. The number of shares of Common Stock voted for amendment of the Charter to authorize a class of Preferred Stock consisting of 5 million shares was 24,999,783; the number of shares of Common Stock voted against adoption of such proposal was 5,900,610; and the number of shares of Common Stock abstaining from voting on such proposal was 1,806,088.

     14. The number of shares of Common Stock voted for amendment of the Charter to provide for classification of the Board of Directors into three classes and that directors cannot be removed during their term of office without the affirmative vote of holders of at least 70% of outstanding shares of Common Stock was 24,641,126; the number of shares of Common Stock voted against such proposal was 6,265,258; and the number of shares of Common Stock abstaining from voting on such proposal was 1,800,097.

     15. The number of shares of Common Stock voted for amendment of the Charter to provide for certain minimum price procedures or, alternatively, require a higher voting requirement for certain transactions, was 24,941,586; the number of shares of Common Stock voted against such proposal was 5,636,077; and the number of shares of Common Stock abstaining from voting on such proposal was 2,128,818.

     16. The number of shares of Common Stock voted for approval of a Restated and Amended Charter incorporating those of the proposals described in paragraphs 13, 14 and 15 which were approved by shareholders was 26,624,636; the number of shares of Common Stock voted against such proposal was 4,978,302; and the number of shares of Common Stock abstaining from voting on such proposal was 1,103,543.

     17. Adoption of the proposals described in paragraphs 13, 14, 15 and 16 did not give rise to (i) dissenter's rights, because the amendments to the Charter and adoption of the Restated and Amended Charter do not change the Corporation into a non-profit corporation or cooperative organization and no shares of the Corporation that are outstanding are entitled to any preference as to dividends or liquidation, or (ii) class voting rights, because the only class of stock outstanding is Common Stock.

    IN WITNESS WHEREOF, this statement is executed by the president and secretary of the corporation this 25th day of June, 1986.

                                   LOWE'S COMPANIES, INC.


                                   By /s/ Leonard G. Herring

                                                       President


                                   By /s/ Richard D. Elledge

                                                        Secretary

STATE OF NORTH CAROLINA
COUNTY OF WILKES

     I, Geraldine Bumgarner, a notary public, hereby certify that on this 25th day of June, 1986, personally appeared before me Leonard G. Herring and Richard D. Elledge, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                   /s/ Geraldine Bumgarner
                                   Notary Public

My Commission Expires:  September 21, 1988

                    ARTICLES OF AMENDMENT OF
                     LOWE'S COMPANIES, INC.



     The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

     1.   The name of the corporation is Lowe's Companies, Inc.

     2. The following amendment to the charter of the corporation was adopted by its shareholders on the 5th day of November, 1987, in the manner prescribed by law:

          By adding the following sub-paragraph:

          9.(f) To the full extent that the North Carolina Business Corporation Act, as it exists on the date that this Amendment became effective, permits the elimination of the liability of Directors, a Director of the Company shall not be liable for monetary damages for breach of his duty as a Director.

     3. The number of shares of the corporation outstanding at the time of such adoption was 39,630,050; and the number of shares entitled to vote thereon was 39,630,050.

     4.   The designation and number of outstanding shares of
each class entitled to vote on such amendment as a class were as follows:
                                         Number of
                    Class                 Shares

                   Common               39,630,050

     5.   The number of shares voted for such amendment was
30,174,450; and the number of shares voted against such amendment was 2,775,537.  Voting within each class entitled to vote as a class was as follows:
                               Number of Shares Voted
                    Class         For       Against

                   Common     30,174,450   2,775,537

     6. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to add an article to the Articles of Incorporation limiting the liability of Directors of the Corporation.

    IN WITNESS WHEREOF, these articles are signed by the president and secretary of the corporation this 6th day of November, 1987.

                                   /s/ Leonard G. Herring
                                   Leonard G. Herring, President


                                   /s/ Richard D. Elledge
                                   Richard D. Elledge, Secretary



STATE OF NORTH CAROLINA
COUNTY OF WILKES

     I, Geraldine Bumgarner, a notary public, hereby certify that on this 6th day of November, 1987, personally appeared before me Leonard G. Herring and Richard D. Elledge, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                   /s/ Geraldine Bumgarner
                                   Notary Public

My Commission Expires:  September 21, 1988

              STATEMENT OF CLASSIFICATION OF SHARES
                               OF
                     LOWE'S COMPANIES, INC.


     1.   The name of the corporation is LOWE'S COMPANIES, INC.

     2. On September 9, 1988, pursuant to Sections 55-41 and 55-42 of the North Carolina Business Corporation Act and the authority conferred upon the Board of Directors by the Restated and Amended Charter of Corporation, the Board of Directors of the Corporation duly adopted the following resolutions creating a series of 160,000 shares of Preferred Stock designated as Participating Cumulative Preferred Stock, Series A:

          RESOLVED, that it is hereby declared to be in the best interests of the Corporation that a new series of Preferred Stock be created to consist of 160,000 shares and to be designated as Participating Cumulative Preferred Stock, Series A, and to determine the preferences, limitations and relative rights of the Participating Cumulative Preferred Stock, Series A, by adopting a Statement of Classification of Shares of Lowe's Companies, Inc. to read in the form attached hereto as Appendix I

          RESOLVED, that the Statement of Classification of Shares of the Corporation attached hereto as Appendix I is hereby adopted and that the appropriate officers of the Corporation are authorized and directed to prepare and to file with the North Carolina Secretary of State a Statement of Classification of Shares of Lowe's Companies, Inc. to give effect thereto.

     3.   That Appendix I hereto constitutes the Statement of
Classification of Shares of Lowe's Companies, Inc. referred to in the foregoing resolutions.

     4.   That such Statement of Classification of Shares of
Lowe's Companies, Inc. was adopted before the issuance of the Participating Cumulative Preferred Stock, Series A, by the Board of Directors of the Corporation on September 9, 1988.
Shareholder action was not required.

Dated:  September 9, 1988

                                   LOWE'S COMPANIES, INC.

                                   By:  /s/ Robert L. Strickland
                                      Robert L. Strickland
                                      Chairman of the Board


Attest:


/s/ Richard D. Elledge
Secretary


[Corporate Seal]

                            Appendix I


     The Corporation has designated 160,000 shares of the authorized but unissued shares of the Corporation's Preferred Stock, par value $5.00 per share, as Participating Cumulative Preferred Stock, Series A (hereinafter referred to as "Series A Preferred Stock"). The terms of the Series A Preferred Stock, in the respect in which the shares of such series may vary from shares of any and all other series of Preferred Stock, are as follows:

               (a)  Dividends and Distributions.

                    (1)  The holders of shares of Series A
               Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the last business day of each April, July, October and January (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $120 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September 9, 1988 (the Rights Declaration Date"),
               (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the out-standing Common Stock, or (iii) combine the out-standing Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Com-mon Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $120 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (3)  Dividends shall begin to accrue and be
               cumulative on outstanding shares of Series A
               Preferred Stock from the Quarterly Dividend
               Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               (b) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                    (1)  Subject to the provision for adjustment
               hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
               (ii) subdivide the outstanding Common Stock, or

               (iii) combine the outstanding Common Stock into a smaller number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (2)  Except as otherwise provided herein, in
               the Restated and Amended Charter, or under applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation

                    (3)  (i)   If at any time dividends on any
                    shares of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the outstanding shares of Series A Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Restated and Amended Charter, voting as a separate voting group, shall be entitled to elect two members of the Board of Directors of the Corporation.

                         (ii)  During any default period, such
                    voting right of the holders of Series A
                    Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection (b)(3) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                         (iii) Unless the holders of Preferred
                    Stock shall, during an existing default
                    period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (b)(3)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (b)(3)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                         (iv)  In any default period, the holders
                    of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (b)(3)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Director whose office shall have become vacant. References in this paragraph (b)(3)(iv) to Directors elected by a particular voting group shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                         (v)   Immediately upon the expiration of
                    a default period, (x) the right of the
                    holders of Preferred Stock, as a separate voting group, to elect Directors shall cease,
                    (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated and Amended Charter or bylaws irrespective of any increase made pursuant to the provisions of paragraph 5(b)(3)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Restated and Amended Charter or by-
                    laws).  Any vacancies in the Board of
                    Directors affected by the provisions of
                    clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                    (4)  Except as set forth herein or as
               otherwise provided in the Restated and Amended Charter, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               (c) Certain Restrictions.

                    (1)  Whenever quarterly dividends or other
               dividends or distributions payable on the Series A Preferred Stock as provided in Subsection (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                         (i)   declare or pay or set apart for
                    payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

                         (ii)  declare or pay dividends on or
                    make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                         (iii) redeem or purchase or otherwise
                    acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                    up) with the Series A Preferred Stock,
                    provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                         (iv)  purchase or otherwise acquire for
                    consideration any shares of Series A
                    Preferred Stock, or any shares of stock
                    ranking on a parity with the Series A
                    Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                    (2)  The Corporation shall not permit any
               subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (1) of Subsection (c), purchase or otherwise acquire such shares at such time and in such manner.

          (d) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (e)  Liquidation, Dissolution or Windinq Up.

               (1)  Upon any voluntary or involuntary
          liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
          up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $5.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

               (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
          (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (f) Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
     (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g) Redemption. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

          (h) Ranking. The Series A Preferred Stock shall rank on a parity with any and all other series of Preferred Stock as to the payment of dividends and the distribution of assets.

          (i) Amendment. The Restated and Amended Charter shall not be further amended in any manner that would adversely affect the preferences, rights or powers of the Series A Preferred Stock without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series A Preferred Stock, if any, voting separately as one voting group.

          (j) Fractional Shares. Series A Preferred Stock may be issued in fractions of one one-thousandth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                       ARTICLES OF MERGER
                               OF
                      LOWE'S OF OHIO, INC.
                              INTO
                     LOWE'S COMPANIES, INC.


     The undersigned corporations hereby execute these Articles of Merger for the purpose of merging the wholly-owned subsidiary corporation into its parent corporation:

     I. The following Plan and Agreement of Merger was duly approved by the Board of Directors of each of the undersigned corporations in the manner prescribed by law:

            SEE ATTACHED PLAN AND AGREEMENT OF MERGER

     II. At the time of the approval of the foregoing Plan and Agreement of Merger by the Board of Directors of each of the undersigned corporations the surviving corporation was the owner of all the outstanding shares of the other corporation; and the foregoing Plan and Agreement of Merger does not provide for any changes in the charter of, or the issuance of any shares by, the surviving corporation.

     III. The foregoing Plan and Agreement of Merger was approved by the sole shareholder of Lowe's of Ohio, Inc. on the 2nd day of December, 1988.

     IV. The merger between the corporations shall be effective as of the close of business for the corporations on December 31, 1988.

     IN WITNESS WHEREOF, these articles are signed by the President and Secretary of each corporation this 22nd day of December, 1988 at 11:59 p.m.

                              LOWE'S OF OHIO, INC.

                              By: /s/ Leonard G. Herring (SEAL)
                                  LEONARD, G. HERRING, President

ATTEST:

/s/ Richard D. Elledge
RICHARD D. ELLEDGE, Secretary
     (CORPORATE SEAL)

                              LOWE'S COMPANIES, INC.

                              By: /s/ Leonard G. Herring (SEAL)
                                  LEONARD, G. HERRING, President

ATTEST:

/s/ Richard D. Elledge
RICHARD D. ELLEDGE, Secretary
     (CORPORATE SEAL)

STATE OF NORTH CAROLINA
COUNTY OF WILKES

     I, Gaither M. Keener, Jr., a Notary Public, hereby certify that on this 22nd day of December, 1988, personally appeared before me LEONARD G. HERRING, President and RICHARD D. ELLEDGE, Secretary of Lowe's of Ohio, Inc.; each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                              /s/ Gaither M. Keener, Jr.   (SEAL)
                                NOTARY PUBLIC

My Commission Expires:

April 30, 1991



STATE OF NORTH CAROLINA
COUNTY OF WILKES

     I, Gaither M. Keener, Jr., a Notary Public, hereby certify that on this 22nd day of December, 1988, personally appeared before me LEONARD G. HERRING, President and RICHARD D. ELLEDGE, Secretary of Lowe's Companies, Inc; each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                              /s/ Gaither M. Keener, Jr.   (SEAL)
                                NOTARY PUBLIC

My Commission Expires:

April 30, 1991

                   PLAN AND AGREEMENT OF MERGER


     THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is made as of December 22nd, 1988 by Lowe's Companies, Inc., a North Carolina corporation (the "Surviving Corporation") and Lowe's of Ohio, Inc., an Ohio corporation (the "Merging Corporation").

                            RECITALS:

     A. The Merging Corporation is a wholly-owned subsidiary of the Surviving Corporation, with the Surviving Corporation owning all 500 issued and outstanding shares of common stock of the Merging Corporation.

     B. The Surviving Corporation and the Merging Corporation have agreed to reorganize by merging the Merging Corporation into the Surviving Corporation as provided in this Agreement, with no change to occur in the Articles of Merger of incorporation of the Surviving Corporation after the effective date of the merger.

                     STATEMENT OF AGREEMENT:

     In consideration of the mutual covenants contained in this Agreement, each of the Surviving Corporation and the Merging
Corporation agrees as follows;

                            ARTICLE 1

              Merger into the Surviving Corporation

     Section 1.1 Merger. As of the Effective Date (as hereinafter defined), the Merging Corporation, as a constituent corporation within the meaning of Section 1701.01 of the Ohio Revised Code, shall be merged, pursuant to Sections 1701.79 and 1701.80 of the Ohio Revised Code and pursuant to Sections 55-108.1 and 55-111 of the North Carolina General Statutes, into the Surviving Corporation as the surviving corporation within the meaning of Section 1701.01 of the Ohio Revised Code and Section 55-110 of the North Carolina General Statutes. The existing Articles of Merger of incorporation of the Surviving Corporation shall be the Articles of Merger of incorporation of the Surviving Corporation until amended in accordance with law.

     Section 1.2  Effective Date.  The Effective Date shall be
11:59 p.m., Eastern Standard Time, on December 31, 1988.

     Section 1.3  Articles and Agreement of Merger.  This
Agreement shall serve as the "Articles of Merger" within the meaning of Section 55-109 of the North Carolina General Statutes, as well as the "Agreement of Merger" within the meaning of Sections 1701.79 and 1701.80 of the Ohio Revised Code.

                            ARTICLE 2

              Extinguishment of Constituent Shares

     Section 2.1  Extinguishment of Constituent Shares.  At the
Effective Date and as a result of the merger of the Merging

Corporation into the Surviving Corporation, the shares of each outstanding class of capital stock of the Merging Corporation shall, automatically and without further act of either the Merging Corporation or any holder of any such share, be extinguished.


                            ARTICLE 3

                     Process; Qualification

     Section 3.1 Service of Process. The Surviving Corporation hereby agrees that it may be served with process in the State of Ohio in any proceeding for enforcement of any obligation of the Merging Corporation as well as for enforcement of any obligation resulting from the merger, and hereby irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any such proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Ohio is Leonard G. Herring, President, Lowe's Companies, Inc., Box 1111, North Wilkesboro, North Carolina 28656-0001.

     Section 3.2 Foreign Qualification. The Surviving Corporation desires to transact business in the State of Ohio as a foreign corporation. The Surviving Corporation does hereby irrevocably consent that it may be served with any process in the State of Ohio by service upon C. T. Corporation Systems, 815 Superior Avenue, North East, Cleveland, Ohio 44144 (the "Named Agent") and any successor Named Agent that may be appointed pursuant to Chapter 1703, Ohio Revised Code; and the Surviving Corporation hereby irrevocably consents to the service of process upon the Secretary of State of the State of Ohio as its agent to receive such process in the event that the Named Agent cannot be found or in any other event as provided in Chapter 1703, Ohio Revised Code.


                            ARTICLE 4

                            Amendment

     Section 4.1 Amendment. From time to time and at any time prior to the Effective Date, this Agreement may be amended by an agreement in writing authorized by the respective Boards of Directors of the Surviving Corporation and the Merging Corporation and executed in the same manner as this Agreement.


                            ARTICLE 5

                          Miscellaneous

     Section 5.1 Headings. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any of the provisions of this Agreement.

     Section 5.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

     Section 5.3 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction for any reason, such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement, and the remainder of this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable portion were not contained herein.

     Section 5.4  Governing Law.  This Agreement shall be
governed by and construed under the laws of the State of North
Carolina.

The Surviving Corporation:         The Merging Corporation:

  Lowe's Companies, Inc.             Lowe's of Ohio, Inc.

  By: /s/ Leonard G. Herring       By: /s/ Leonard G. Herring
  Title: President                 Title: President


Attest:                            Attest:

/s/ Richard D. Elledge             /s/ Richard D. Elledge
Secretary (Corporate Seal)         Secretary (Corporate Seal)


STATE OF NORTH CAROLINA
COUNTY OF WILKES

     I, Gaither M. Keener, Jr., a Notary Public, hereby certify that on this 22nd day of December, 1988, personally appeared before me LEONARD G. HERRING, President and RICHARD D. ELLEDGE, Secretary of Lowe's of Ohio, Inc.; each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                              /s/ Gaither M. Keener, Jr.   (SEAL)
                                NOTARY PUBLIC

My Commission Expires:
April 30, 1991


STATE OF NORTH CAROLINA
COUNTY OF WILKES

     I, Gaither M. Keener, Jr., a Notary Public, hereby certify that on this 22nd day of December, 1988, personally appeared before me LEONARD G. HERRING, President and RICHARD D. ELLEDGE, Secretary of Lowe's Companies, Inc; each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                              /s/ Gaither M. Keener, Jr.   (SEAL)
                                NOTARY PUBLIC

My Commission Expires:
April 30, 1991

                     ARTICLES OF AMENDMENT
                               TO
                  RESTATED AND AMENDED CHARTER
                               OF
                     LOWE'S COMPANIES, INC.


     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Restated and Amended
Charter:

1.   The name of the corporation is

                     LOWE'S COMPANIES, INC.

2.   The Restated and Amended Charter is amended as follows:

          The first paragraph of Article 4 of the Restated and Amended Charter is struck out and the following is substituted therefor:

          4. Authorized Stock. The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock of a par value of $5 per share and 240,000,000 shares of Common Stock of a par value of $.50 per share.

3.   No shares of Preferred Stock are issued and outstanding.

4. Each issued and unissued share of Common Stock, upon the effectiveness of these Articles of Amendment, shall be changed into two shares of Common Stock. The Corporation shall deliver to each record holder of Common Stock on March 16, 1994, a new certificate representing the number of additional shares to which such record holder is entitled pursuant to the foregoing amendment.

5. The foregoing amendment was adopted on the 7th day of March, 1994, by the Board of Directors of the Corporation pursuant to North Carolina General Statutes 55-10-2(4) without shareholder action.

6. These Articles of Amendment shall be effective as of 5:00 p.m. on March 16, 1994.


Dated:  March 7, 1994              LOWE'S COMPANIES, INC.

                                   By: /s/ Leonard G. Herring
                                      Leonard G. Herring
                                      President and CEO

                     ARTICLES OF AMENDMENT
                               TO
                  RESTATED AND AMENDED CHARTER
                               OF
                     LOWE'S COMPANIES, INC.


     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Restated and Amended
Charter:

1.   The name of the corporation is LOWE'S COMPANIES, INC.

2.   The Restated and Amended Charter is amended as follows:

          The first paragraph of Article 4 of the Restated and Amended Charter is revised as follows:

          4. Authorized Stock. The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock of a par value of $5 per share and 700,000,000 shares of Common Stock of a par value of $.50 per share.

3. The amendment was approved on May 27, 1994 by the shareholders in the manner prescribed by North Carolina
     General Statutes Section 55-10-03.


Dated:  June 7, 1994               LOWE'S COMPANIES, INC.

                                   By: /s/ Leonard G. Herring
                                      Leonard G. Herring
                                      President and CEO

                            ARTICLES OF AMENDMENT TO
                         RESTATED AND AMENDED CHARTER OF
                             LOWE'S COMPANIES, INC.


      Lowe's Companies, Inc. executes these Articles of Amendment for the purpose of amending its Restated and Amended Charter:

      1.    Name - The name of the corporation is
                   Lowe's Companies, Inc.

      2. Amendment Adopted: The following amendment to the Amended and Restated Charter was adopted by the shareholders on May 30, 1997, in the manner prescribed by Section 55-10-3 of the North Carolina Business Corporation Act:

            Strike Sections 9(a) and 9(b) and replace them with the following:

                     9. Board of Directors. (a) Number, Election & Term of Directors. The number of Directors shall be set forth in the Bylaws, but shall not exceed at any time 15 members. The number of Directors may not be increased or decreased by more than 30% during any 12-month period except by the affirmative vote of the holders of at least 70% of the outstanding Voting Shares, as defined in this Article 9. The Board of Directors shall be divided into three classes, ClassI, Class II and Class III, as nearly equal in number as possible, and with each class' term expiring at the third annual shareholders meeting after its election. At each Annual Meeting of Shareholders, the successors to the class of Directors whose term shall then expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of Directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned to one of the classes as to make all classes as nearly equal in number as possible.

                     (b) Newly-Created Directorships and Vacancies. Subject to the rights of the holders of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than 30% in the number of Directors in any 12-month period, may be filled by the affirmative vote of the majority of the remaining Directors, though less than a quorum of the Board of Directors, and the Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires, subject to any requirement that they be elected by the shareholders at the annual meeting next following their election by the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

       3.   Shares Outstanding.   The number of shares outstanding on
May 30, 1997 was 173,382,339 shares of Common Stock. The number of shares entitled to vote the amendment was 173,382,339 shares of Common Stock. No shares of Preferred Stock were outstanding.

       4.   Shares Voted.   The number of shares of Common Stock
voted for the amendment was 146,453,815. The number of shares of Common Stock voted against the amendment was 736,014.

       5. Signatures: These Articles are signed by the President and the Secretary on July 17, 1997.

                                   LOWE'S COMPANIES, INC.

                                   By: /s/ Robert L. Tillman
                                           President
                                   And by: /s/ William C. Warden, Jr.
                                                 Secretary

STATE OF NORTH CAROLINA
COUNTY OF WILKES
     I, Tanya C. Benfield, a notary public, hereby certify that on This 17th day of July, 1997, personally appeared before me Robert L. Tillman and William C. Warden, Jr., each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                     /s/ Tanya C. Benfield
                                          Notary Public
My Commission Expires:  8/11/2001

                           ARTICLES OF AMENDMENT
                                   TO
                       RESTATED AND AMENDED CHARTER
                                   OF
                           LOWE'S COMPANIES, INC.


     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Restated and Amended
Charter:

     1.     The name of the Corporation is
                           LOWE'S COMPANIES, INC.

     2.     The Restated and Amended Charter is amended as follows:
                 The first paragraph of Article 4 of the Restated
            and Amended Charter is struck out and the following is substituted therefor:

                 4. Authorized Stock. The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock of a par value of $5 per share and 1,400,000,000 shares of Common Stock of a par value of $.50 per share.

     3.     No shares of Preferred Stock are issued and outstanding.

     4. Upon the effectiveness of these Articles of Amendment, each issued and each unissued share of Common Stock shall be changed into two shares of Common Stock. The Corporation shall deliver to each record holder of Common Stock on June 12, 1998, a new certificate representing the number of additional shares to which such record holder is entitled pursuant to the foregoing amendment.

     5. The foregoing amendment was adopted on May 28, 1998, by the Board of Directors of the Corporation pursuant to North Carolina Code Section 55-10-2(4) without shareholder action.

     6. These Articles of Amendment shall be effective as of 5:00 p.m. on June 12, 1998.


     Dated:  May 28, 1998               LOWE'S COMPANIES, INC.

                                 By: /s/ William C. Warden, Jr.
                                      William C. Warden, Jr.
                                      Executive Vice President,
                                      General Counsel and Secretary